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                                [FORM OF PROXY]
                             ARCADA HOLDINGS, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        SPECIAL MEETING OF STOCKHOLDERS

    The undersigned stockholder of ARCADA HOLDINGS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated January 19, 1996, and hereby appoints Kevin H. Azzouz and Christopher Gibson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of ARCADA HOLDINGS, INC. to be held on Friday, February 16, 1996, at 9:00 a.m. at the Red Lion Inn, 2050 Gateway Place, San Jose, California 95110, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

                                SEE REVERSE SIDE
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/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING (INCLUDING, WITHOUT LIMITATION, FOR PURPOSES OF SOLICITING ADDITIONAL VOTES TO APPROVE THE MERGER AGREEMENTS).

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
1.         PROPOSAL  TO APPROVE THE  AGREEMENT AND PLAN  OF REORGANIZATION DATED AS  OF DECEMBER 21,  1995 BY AND AMONG
           ARCADA HOLDINGS, INC., A DELAWARE CORPORATION, SEAGATE  TECHNOLOGY, INC., A DELAWARE CORPORATION, AND  KEVIN
           H. AZZOUZ, AND A RELATED AGREEMENT OF MERGER (COLLECTIVELY, THE "MERGER AGREEMENTS"), PROVIDING FOR A NEWLY-
           FORMED,  WHOLLY-OWNED SUBSIDIARY OF SEAGATE TECHNOLOGY, INC. ("SUB") TO BE MERGED WITH AND INTO ARCADA HOLD-
           INGS, INC. WITH ARCADA HOLDINGS, INC. BEING THE SURVIVING CORPORATION AND BECOMING A WHOLLY-OWNED SUBSIDIARY
           OF SEAGATE TECHNOLOGY, INC.
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            / /  FOR            / /  AGAINST            / /  ABSTAIN

                                             Please sign exactly as name appears
                                             on Proxy

                                             Signature: ________ Date __________
                                             Signature: ________ Date __________
                                             Note: When shares are held by joint
                                             tenants,  both  should  sign.  When
                                             signing   as   attorney,  executor,
                                             administrator, trustee, guardian or
                                             corporate   officer   or   partner,
                                             please  give full title as such. If
                                             a  corporation,   please  sign   in
                                             corporate   name  by  President  or
                                             other  authorized  officer.  If   a
                                             partnership,    please    sign   in
                                             partnership  name   by   authorized
                                             person.

 The Arcada Holdings, Inc. Board of Directors Recommends a Vote FOR Proposal 1.